UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

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STIFEL FINANCIAL CORP.
(Exact Name of Registrant as specified in its Charter)

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DELAWARE	43-1273600
(State of Incorporation or Organization)	(IRS Employer Identification No.)

501 North Broadway St. Louis, Missouri	63102-2102
(Address of Principal Executive Offices)	(Zip Code)

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Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be so registered

6.70% Senior Notes due 2022	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-178969

Securities registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Securities to be Registered.

The title of the Registrant's securities to be registered hereunder is 6.70% Senior Notes due 2022 (the "Senior Notes"). The Senior Notes have been issued pursuant to the Registrant's effective registration statement on Form S-3 (No. 333-178969). The description of the Senior Notes, as set forth under the caption "Description of the Securities" in the prospectus dated January 11, 2012, filed with the Securities and Exchange Commission on January 11, 2012, as supplemented by the description set forth under the caption "Description of Notes" in the prospectus supplement dated January 19, 2011, filed with the Securities and Exchange Commission on January 19, 2011, is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
1.

Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.'s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

2.	Stifel Financial Corp. Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3. (b)(1) to Stifel Financial Corp.'s Annual Report on Form 10-K for fiscal year ended July 30, 1993.
3.

Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.'s Current Report on Form 8-K filed on July 1, 2010.

4.

Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.'s Current Report on Form 8-K filed on January 23, 2012.

5.

Supplemental Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (including a form of Note), incorporated herein by reference to Exhibit 4.2 to Stifel Financial Corp.'s Current Report on Form 8-K filed on January 23, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: February 2, 2012	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.

Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.'s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

2.	Stifel Financial Corp. Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3. (b)(1) to Stifel Financial Corp.'s Annual Report on Form 10-K for fiscal year ended July 30, 1993.
3.

Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.'s Current Report on Form 8-K filed on July 1, 2010.

4.

Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.'s Current Report on Form 8-K filed on January 23, 2012.

5.

Supplemental Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (including a form of Note), incorporated herein by reference to Exhibit 4.2 to Stifel Financial Corp.'s Current Report on Form 8-K filed on January 23, 2012.